EXHIBIT 32

Section 1350 Certifications

I, Andrew K. Walker, certify that this quarterly report on Form 10-QSB of Allied Bancshares, Inc. for the quarter ended March 31, 2005 containing financial statements fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Allied Bancshares, Inc.

s/Andrew K. Walker__________________________________ President and Chief Executive Officer

Date: May 13, 2005

I, Richard E. Bell, certify that this quarterly report on Form 10-QSB of Allied Bancshares, Inc. for the quarter ended March 31, 2005 containing financial statements fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Allied Bancshares, Inc.

s/Richard E. Bell ____________________________________ Chief Accounting Officer and Chief Financial Officer

Date: May 13, 2005

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